March 30, 2018

Dear Biotricity Inc. Shareholder:

I am happy to report that the Company has made significant strides during the previous several quarters to establish a strong foundation for long-term growth. Having accomplished significant operational goals that enhance our current financial standing and position us for future market share, I want to ensure that our loyal shareholder base is aware of this progress and to provide key insights on our recent developments and the strategic direction of Biotricity.

As you know, Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and postdiagnostic solutions for chronic conditions and lifestyle improvement. Currently, our Research & Development team is focused on the preventative healthcare market, with a vision of putting health management into the hands of the individual. Our goal is to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system.

These accomplishments demonstrate that management has made meaningful progress in 2017. Management is confident regarding 2018 and expects this to be reflected in both our balance sheet and overall market presence.

Recent Company Highlights

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Achieved FDA 510(k) Clearance for its Bioflux device

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Completed a Registered Direct financing for $2.5 million to pave the way for Bioflux commercialization

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AT&T, Inc. partnered with Biotricity to serve as the preferred network to power the company's devices with near real-time connectivity for data transmission.

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Actively expanded the company's sales force, with seasoned individuals including an industry leading VP of Sales, and pursued pilot sites in preparation for the commercial launch of its Bioflux device.

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Management planning to uplist to a National Stock Exchange in 2018

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Announced extending the capabilities of its remote patient monitoring platform with the addition of Artificial Intelligence

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Received ethics approval to conduct a study that will investigate and validate a mobile wireless fetal heart rate variability (HRV) monitor.

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Expanded its R&D efforts to best capitalize on Artificial Intelligence market trends

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Appointed Mr. John Ayanoglou to serve as new Chief Financial Officer; he brings nearly 30 years of accounting, finance, and operations experience within publicly traded companies

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275 Shoreline Blvd, Suite 150 | Redwood City, CA 94065 | USA

1.800.590.4155 | info@biotricity.com | www.biotricity.com

Management has forged strategic relationships, enhanced commercialization efforts, and targeted a rapidly growing industry to establish the company as a market leader within the wearable medical technology industry.

FDA Approved, Bioflux to Address Critical Worldwide Market

Bioflux is a high-precision, single-unit mobile cardiac telemetry (MCT) device that can provide real-time monitoring and transmission of ambulatory patients' ECG information. Together with our proprietary software, highly customizable reports, and 24/7 monitoring center, the Bioflux system is a complete solution for remote cardiac monitoring that is designed to merge seamlessly with physicians' existing workflows.

Bioflux's software component is FDA-cleared, and its diagnostic reads are reimbursable by insurance in the U.S. under existing American Medical Association and Current Procedural Terminal (CPT) codes. The FDA clearance marks a significant inflection point for the Company on our road to mass commercialization. Upon commercial availability, the solution is expected to be used by physicians and hospitals in the diagnostic process.

Cardiovascular Disease (CVD) is the number one cause of death in the world. Early detection, diagnosis, and management of chronic cardiac conditions is critical to reducing the burden on healthcare providers as the world's population ages. This need is driving the growth in the cardiac monitoring market, which is expected to reach $26 billion by 2020.

An estimated 85.6 million Americans, or 35% of the country's population, suffer from one or more types of CVD. Nearly 31% of all deaths in the United States are directly attributed to this medical condition. Making matters worse, the costs imposed by CVD on severely over-burdened healthcare systems are staggering. Annual health expenditures in the US linked to coronary heart disease and congestive heart failure total more than $200 billion per year. The American Heart Association predicts that number will almost double by 2030.

How Biotricity's Proprietary Bioflux Device Works

Bioflux-the complete remote cardiac monitoring solution offers the following benefits:

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3 channels of remote ECG data at a sampling rate up to 1000 MHz offers an improved diagnostic yield.

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Designed as a single, compact, and easy-to-use device to improve patient adherence and confidentiality.

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FDA-approved software featuring advanced beat detection and arrhythmia auto-detection to increase clinical yield.

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Remotely programmable auto-triggers can be customized for each patient or practice.

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275 Shoreline Blvd, Suite 150 | Redwood City, CA 94065 | USA

1.800.590.4155 | info@biotricity.com | www.biotricity.com

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Highly customizable reports tailored to a physician's individual requirements.

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Low cost of acquisition and ownership removes a barrier to adoption.

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A recurring revenue model under which clients can bill for both technical and professional fees.

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A 24/7, Medicare-certified monitoring center operating under notification criteria specified by each physician for each patient.

Capturing Market Share of a $22 Billion + Industry

The global cardiac monitoring and cardiac rhythm management devices market is projected to reach USD 26.00 Billion by 2020 from USD 22.19 Billion in 2016, at a CAGR of 4.8% from 2016 to 2020.1 Management believes that we have reached a crucial turning point in the way we diagnose and manage Cardiovascular Disease. The problem is simply too big to ignore and new methods of treatment must be explored and adopted.

In addition to receiving clearance from the Food and Drug Administration, Biotricity has secured further product capabilities by partnering with AT&T, Inc. The telecom giant agreed to serve as Biotricity's preferred network to power our devices with near real-time connectivity for data transmission. AT&T is already providing a pilot for connectivity based on the pending launch of Bioflux, Biotricity's flagship product, and has showcased it in its conferences.

Management expects to begin recording revenues on our remote cardiac monitoring solution within the first half of 2018. Because CVD is a global issue, management foresees a robust global demand for our product.

Biotricity's management team is confident that our unique blend of skills and our technology and industry relationships provide a strong competitive advantage for us that will translate to an enhanced growth trajectory and strong capital appreciation for our shareholders.

Biotricity, Artificial Intelligence and the Future of Healthcare

Although Artificial Intelligence (AI) continues to expand throughout various businesses and sectors, it has the potential to create a profound impact on the healthcare space.

The capability of AI to improve over time as it amasses more data and refines its algorithms is ideally suited for medical device technology. I personally think that Artificial Intelligence will form a mainstay of biotechnology, and Biotricity intends to develop a cutting-edge platform utilizing AI technology.

Management believes that the adoption rates of medical device technology and AI are directly predicated on processing speed, storage space, and device size predominantly because of AI's learning prowess. As a result, we are working diligently to ensure that we have the best-in-class technology and a platform capable of acclimating to fit the needs of the evolving industry.

1 Markets and Markets

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275 Shoreline Blvd, Suite 150 | Redwood City, CA 94065 | USA

1.800.590.4155 | info@biotricity.com | www.biotricity.com

On behalf of the dedicated team at Biotricity and our exceptional Board of Directors, I want to thank all our loyal shareholders for their continued support in our vision. We value your involvement with the Company and as always, remain committed to our primary goal of enhancing shareholder value. Going forward, we will continue to welcome your questions, comments, and input. Our expanded investor relations team stands ready to answer any subject on your mind.

Best Wishes for a healthy and prosperous 2018!

/s/ Waqaas Al-Siddiq

Waqaas Al-Siddiq Founder, Chairman & CEO

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this letter that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," "believe,' "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of Bioflux or any of the Company's other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this letter.

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275 Shoreline Blvd, Suite 150 | Redwood City, CA 94065 | USA

1.800.590.4155 | info@biotricity.com | www.biotricity.com